UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2014

(Date of report)

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 8, 2014, the Company held its annual meeting of shareholders. Set forth below for each matter voted upon, are the number of votes cast for, against or withheld, as well as the number of any abstentions and broker non-votes as to each such matter.

1. Election of Directors.

The following individuals were each elected as a director to serve a one-year term expiring at the annual meeting in 2015:

			Broker
	For	Withhold	Non-Vote
John D. Buck	84,528,302	618,474	8,879,069
Jody H. Feragen	84,884,045	262,731	8,879,069
Sarena S. Lin	84,880,827	265,949	8,879,069
Neil A. Schrimsher	84,971,269	175,507	8,879,069
Les C. Vinney	84,982,517	164,259	8,879,069

2. Approval of our 2014 Sharesave Plan.

			Broker
For	Against	Abstain	Non-Vote
84,673,837	370,721	102,218	8,879,069

3. An advisory (non-binding) resolution to approve the executive compensation.

			Broker
For	Against	Abstain	Non-Vote
81,440,074	1,635,177	2,071,525	8,879,069

4. Ratification of the Selection of Independent Registered Public Accounting Firm.

The selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending April 25, 2015, was ratified based upon the following votes:

For	Against	Abstain
92,546,840	1,419,549	59,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: September 11, 2014	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)